EXHIBIT 2(S)

                                POWER OF ATTORNEY

The undersigned constitutes David Hohmann, Maura McCarthy and Lawrence R. Morgenthal, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, the following registration statements on Form N-2 of BACAP Alternative Multi-Strategy Fund, LLC (the "Fund"), and any and all amendments thereto, filed with the Securities and Exchange Commission, in my capacity as a manager of the Fund.

      1. Registration statement (file nos. 311-129807 and 811-21252) filed to register $200,000,000 in limited liability company interests;

      2. Registration statement (file nos. 333-126331 and 811-21252) filed to register $75,000,000 in limited liability company interests; and

      3. Registration statement (file nos. 333-101056 and 811-21252) filed to register $125,000,000 in limited liability company interests.

This Power of Attorney authorizes the above-referenced individuals to sign the undersigned's name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to the above-referenced registration statements on Form N-2 or any amendment thereto, with the Securities and Exchange Commission.

                            [SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date(s) indicated.


/s/ THOMAS W. BROCK
--------------------------------
Thomas W. Brock
Dated:  January 20, 2006


/s/ ALAN BROTT
--------------------------------
Alan Brott
Dated:  January 20, 2006


/s/ THOMAS G. YELLIN
--------------------------------
Thomas G. Yellin
Dated:  January 20, 2006